Exhibit 99.1

IBM and Red Hat: Better Together Financial Performance Accelerates in 2020-2021 2 August 2019 On August 2, IBM held an investor briefing, demonstrating how IBM and Red Hat are better together, and ideally positioned to capture the hybrid cloud opportunity. The company also provided a view of its medium-term financial profile and updated its 2019 expectations. A link to the event is here. Background On July 9, 2019, IBM announced the completion of its acquisition of Red Hat, significantly changing the cloud landscape, and accelerating IBM’s high value business model. Together, IBM and Red Hat will accelerate innovation, and shift clients’ mission-critical workloads to the cloud by offering a next-generation hybrid, multicloud platform, built on open source technologies. This allows enterprise clients to securely deploy, run and manage data and applications across on-premises, private, and public cloud environments. IBM and Red Hat are better together, combining the power and flexibility of Red Hat’s open hybrid cloud technologies with the scale and depth of IBM’s innovation, industry expertise and sales leadership. On August 1, IBM announced it has transformed its software portfolio to be cloud-native and optimized to run on Red Hat OpenShift, through pre-integrated solutions called IBM Cloud Paks. Enterprises can now build mission-critical applications once and run them on all private and public clouds. In addition, IBM announced Red Hat OpenShift on IBM Cloud, Red Hat OpenShift on IBM Z and LinuxOne, and consulting and technology services for Red Hat. The announcement is available here. During IBM’s Investor Briefing webcast on August 2, the company outlined how it would continue to deliver strong growth in Red Hat, sell more IBM software, and sell more IBM services, as it leverages its differentiation and helps clients on their journeys to cloud. Financial Benefits The addition of Red Hat will accelerate IBM’s growth profile, expecting to add 200+ basis points of revenue growth over the next five years, through a combination of Red

Hat and IBM incremental revenue. The transaction is expected to be accretive to both operating gross profit margin and free cash flow in the first year, and accretive to IBM’s operating earnings per share by the end of the second year, with the near-term operating EPS dilution driven primarily by a non-cash purchase accounting adjustment. Looking at performance over the next couple of years, the addition of Red Hat is expected to add four to five points of revenue growth in 2020 and two to three points of revenue growth in 2021. Red Hat is generating over $1 billion of free cash flow annually. Combined with the additional IBM software and services profits, Red Hat net of incremental interest to finance the transaction and other acquisition-related charges, is expected to add to IBM’s free cash flow by $0.5 billion in 2020 and $1 billion in 2021.

While the company will see an acceleration to revenue growth and free cash flow in the first year, there are a few non-cash items that will be temporarily dilutive to IBM’s operating earnings per share. The largest of these is an adjustment to Red Hat’s deferred revenue balance, described below. The dilution lessens over the next year, and these items will contribute to operating earnings per share growth starting in 2020. Non-Cash Purchase Accounting Adjustment for Deferred Revenue As previously referenced, the acquisition is expected to be accretive to IBM’s operating earnings per share by the end of the second year after closing. In the near term, the company’s revenue, profit, and operating earnings per share reflect the impact of a non-cash deferred revenue purchase accounting adjustment. Free cash flow is unaffected by this adjustment. In an acquisition, US GAAP requires a buyer to record the assets acquired and liabilities assumed at fair value as of the closing date. This includes the acquired deferred revenue balance. The fair value of deferred revenue is based on the costs needed to meet the performance obligation to the customer, plus an assumed margin a third party would require to take on the obligation. In general, the level of adjustment reflects the business model of the acquired company. At the closing of the acquisition, Red Hat, which is primarily a pay-in-advance subscription-based, high-margin business, had approximately $2.8 billion of deferred revenue on its balance sheet, of which 70% was short term. As required by US GAAP, IBM will record the fair value of Red Hat’s deferred revenue balance, which is estimated to be approximately $0.6B on its balance sheet. This is based on a standard valuation methodology. The estimated adjustment of $2.2 billion or 80%, is the result of Red Hat’s subscription-based, high-margin profile, and is in line with other software acquisitions that have similar characteristics. Given Red Hat’s high renewal rates and stable and growing client base, IBM expects the deferred revenue balance to be substantially replenished over the next two years. 2019 Operating EPS and Free Cash Flow Expectations On July 17, IBM reported second quarter 2019 earnings. Performance reflected growth in high value areas of the portfolio across cloud, data and AI, and security. The company expanded gross and net margins, grew earnings per share, and had solid free cash flow. These results reflect the improving fundamentals of IBM’s base business. At the time, IBM indicated it would provide a view of its full-year earnings per share and free cash flow expectations, including Red Hat and related activity during its investor briefing on August 2, 2019. And so today, IBM is providing this update. To provide transparency to IBM’s updated expectations, the company is providing a bridge from its previous view of at least $13.90. First, solid performance in the second quarter 2019 adds $0.10. Second, the acquired Red Hat business will also be accretive to IBM’s earnings. This is essentially offset by the interest expense IBM will pay on the additional debt the company issued to finance the acquisition. This dynamic will change over time as Red Hat base performance contributes more to earnings growth, and interest expense declines as the company reduces debt levels. This leaves approximately $1.20 of predominately non-cash dilutive items related to the acquisition, the largest of which is the $0.85 adjustment to deferred revenue. The remaining dilution includes retention payments, the amortization of stock-based compensation, and an impact from a higher share count given the early closing of the transaction, which resulted in IBM suspending its share buyback earlier than previously expected. Regarding the tax rate, the company previously guided to an all-in full-year 2019 operating tax rate of approximately 11-12%, including a best estimate of discrete tax events for the year. With the addition of Red Hat, IBM’s all-in 2019 full-year operating tax rate will decrease by approximately 2 points, to approximately 9-10%. The 2-point reduction is fully attributable to the Red Hat deferred revenue adjustment and the Red Hat-related deductions, as the items are predominately in higher tax rate jurisdictions. All of these dynamics impact the company’s income statement, but greater than 90% of the operating EPS dilution in 2019 is from non-cash items. Putting this all together, IBM is updating its 2019 operating earnings per share guidance to at least $12.80. Given the non-cash nature of many of the transaction-related items, IBM is maintaining its 2019 free cash flow guidance of about $12 billion. As previously stated, Red Hat is expected to contribute $0.5 billion of free cash flow in 2020, and is expected to contribute to IBM operating earnings per share growth starting in 2020, as there will be less dilution than 2019.

Looking at the skew of business in the second half of 2019, as with the full-year view, the company is providing a perspective on IBM’s base business, and then adds in the contribution from Red Hat. Given the seasonality in IBM’s base business, revenue is typically down from second to third quarter. This year, the company expects base revenue to decline between $1.3 to $1.4 billion from second to third quarter. This performance reflects both sequential improvement in the year-to-year performance of the retained business, as well as the impact of divesting about $400 million of quarterly revenue. On top of this base revenue, Red Hat is expected to add about $350 million of revenue in the third quarter. Regarding operating earnings per share, through the third quarter IBM’s base business is expected to be 62% to 63% attained of the full-year 2019 expectations excluding Red Hat and Red Hat-related activity. This is slightly behind history, driven by the timing of the IBM Z introduction, and the skew of workforce rebalancing savings, both of which are later in the year. Looking at the impact of Red Hat and related activity to operating earnings per share, the company expects approximately $0.70 impact in the third quarter, driven primarily by the skew of non-cash transaction-related items. The company’s all-in full-year operating tax rate takes into account an estimate of discrete tax events that by their nature can cause volatility in quarterly tax rates. The full-year 2019 pre-Red Hat operating tax rate of approximately 11-12% includes discrete tax benefits that the company anticipates will occur in third quarter and would decrease the pre-Red Hat operating tax rate to approximately 9% in the quarter. As always, discrete tax events will be recorded in the reported tax rate as they occur. With the addition of Red Hat, IBM estimates its third quarter operating tax rate will decrease to approximately 4% due to the tax benefits of the deferred revenue adjustment and other Red Hat-related deductions. All of this is taken into account in the post-Red Hat, all-in operating tax rate guidance of approximately 9-10% for the full-year 2019. Debt Profile The Red Hat acquisition was funded through a combination of debt and cash, with the incremental debt issued earlier this year. IBM will continue its disciplined financial policy and is committed to maintaining its strong investment grade credit ratings. The company is targeting a leverage profile consistent with a mid to high single A credit rating within a couple of years, while maintaining its solid and growing dividend. In addition, IBM suspended its share repurchase program at the close of the acquisition to direct its free cash flow towards reducing its debt levels. The combination of these actions provides IBM with the flexibility to invest in the business going forward. Medium-Term Expectations Bringing all of this together, IBM expects an acceleration in its financial results in 2020 and 2021 – across revenue, operating pre-tax profit and free cash flow. The company expects mid single-digit revenue growth at constant currency. This will be led by the Cloud and Cognitive Software segment, which will accelerate to double-digit growth at constant currency in 2020 with the addition of Red Hat, and an improving services revenue growth profile while continuing to drive margin expansion. All of this is accomplished while the company maintains a strong balance sheet, reducing its debt levels and continuing its commitment to a growing dividend. For additional information provided to investors, see IBM’s investor website here.

Forward-looking statements and non-GAAP information: Except for the historical information and discussions contained herein, certain statements made in this portal article may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance. Those statements by their nature address matters that are uncertain to different degrees. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company’s filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. Any forward-looking statement made during this presentation speaks only as of the date on which it is made. Except as required by law, the company assumes no obligation to update or revise any forward-looking statements. This portal article, the below-mentioned rationale for management’s use of non-GAAP metrics and the below-mentioned reconciliations are integrally related, and are intended to be presented and understood together. In an effort to provide additional and useful information regarding IBM’s historical results and forward-looking financial information on a continuing operations basis, as determined by generally accepted accounting principles (GAAP), these materials contain non-GAAP financial measures, including operating gross profit margin, operating pre-tax income, operating tax rate, operating net income, operating earnings per share, free cash flow, and adjustments for currency. Additionally, these materials contain certain non-GAAP financial measures regarding Red Hat’s historical financial results, specifically free cash flow. The company is unable to provide, without unreasonable efforts, certain forward-looking information as determined by GAAP, including expectations for gross profit margin, pre-tax income, tax rate, net income, and diluted earnings per share. The rationale for management’s use of non-GAAP information and the reason certain GAAP expectations cannot be provided without unreasonable efforts are included in Exhibit 99.2 to the company’s second Form 8-K furnished with the SEC on August 2, 2019. The reconciliations of non-GAAP information to GAAP are included in Exhibit 99.3 to the company’s second Form 8-K furnished with the SEC on August 2, 2019.